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                                                                  EXHIBIT 10 (d)

                       HUNTINGTON BANCSHARES INCORPORATED

                           BOARD OF DIRECTORS MEETING
                                 AUGUST 15, 2001

                                       RE:
 SECOND AMENDMENT TO THE AMENDED AND RESTATED HUNTINGTON BANCSHARES INCORPORATED
                             1994 STOCK OPTION PLAN

      WHEREAS, the Board of Directors and shareholders of Huntington Bancshares Incorporated (the "Corporation") previously adopted and established the Amended and Restated Huntington Bancshares Incorporated 1994 Stock Option Plan (the "1994 Plan") which provides for the grant to eligible employees of the Corporation or its subsidiaries of options to purchase shares of common stock, without par value, of the Corporation;

      WHEREAS, Section 2(xii) of the 1994 Plan currently defines "Other Termination" to include a termination of employment following a Change in Control or a disposition other than in a Change in Control of substantially all of the stock or assets of the Corporation;

      WHEREAS, Section 10(a) of the 1994 Plan provides that this Board of Directors may at any time and from time to time amend the 1994 Plan;

      WHEREAS, this Board deems it desirable and in the best interests of the Corporation, effective August 15, 2001, to amend Section 2(xii) of the 1994 Plan to allow the Compensation and Stock Option Committee (the "Committee") the discretion to determine such other events not in the ordinary course of business that will be treated as an "Other Termination" for non-executive officer employees of the Corporation for purposes of the 1994 Plan. For purposes of this provision, "non-executive officer employees" means employees who are not Section 16 reporting persons under the Securities Exchange Act of 1934, as amended.

      NOW, THEREFORE, BE IT RESOLVED, that, effective August 15, 2001, Section 2(xii) of the 1994 Plan shall be amended and that the First Amendment to the 1994 Plan, as presented to this Board and as indicated on Exhibit A attached hereto, be, and hereby is, adopted and approved.

      FURTHER RESOLVED, that the proper officers of the Corporation are authorized to take such actions or make such findings as determined, in their discretion, to be necessary or beneficial to effectuate these Resolutions.
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                                   EXHIBIT A

            FIRST AMENDMENT TO THE HUNTINGTON BANCSHARES INCORPORATED
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

            Effective August 15, 2001, Section 2(xii) of the Huntington Bancshares Incorporated Amended and Restated 1994 Stock Option Plan is hereby amended by deleting Section 2(xii) in its entirety and replacing it with the following:

      "(xii) "Other Termination" shall mean the termination of the employment or the directorship of an Optionholder, as the case may be, for any reason following: (i) a Change in Control, (ii) the disposition other than in a Change in Control, directly or indirectly, of substantially all of the stock or assets of the Company to any person or entity other than the Company, or (iii) for non-executive officer employees only, any event occurring not in the ordinary course of business which the Committee determines, in its discretion, constitutes an event that shall be treated as an Other Termination for purposes of this Section 2(xii). For purposes of this provision, "non-executive officer employees" means employees who are not Section 16 reporting persons under the Securities Exchange Act of 1934, as amended."